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                       IRVINE APARTMENT COMMUNITIES, INC.
                         CONSENT OF INDEPENDENT AUDITORS

                                  Exhibit 23.2



We consent to the use of our reports dated January 31, 1997 with respect to the consolidated financial statements and related financial statement schedule of Irvine Apartment Communities, Inc., in the December 31, 1996 Form 10-K of Irvine Apartment Communities, Inc.

We also consent to the use of our reports dated January 31, 1997 with respect to the consolidated financial statements and related financial statement schedule of Irvine Apartment Communities, Inc., in the Registration Statement (Form S-8 No. 33-77808) pertaining to the Irvine Apartment Communities, Inc. 1993 Stock Option Plan for Directors, in the Registration Statement (Form S-8 No. 33-77810) pertaining to the Irvine Apartment Communities, Inc. 1993 Long-Term Stock Incentive Plan, and in the Registration Statement (Form S-3 No. 33-92036) pertaining to the Irvine Apartment Communities, Inc. Registration of $250,000,000 of Debt Securities, Preferred Stock, Common Stock and Warrants.


                                                               ERNST & YOUNG LLP


Newport Beach, California
March 24, 1997